UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2010 (March 8, 2010)

NATIONAL MENTOR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-129179	31-1757086
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Congress Street, 6th Floor Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 790-4800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to our Current Report on Form 8-K is being filed to include the letter addressed to the Securities and Exchange Commission from Ernst & Young LLP which was not available when the original Form 8-K was filed with the Securities and Exchange Commission on March 12, 2010.

The Form 8-K has not been updated or amended in any other way and speaks only as of the date of the original filing, March 12, 2010.

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2010, the Board of Directors approved a form of indemnification agreement for Guy Sansone, a director of National Mentor Holdings, Inc. (the “Company”), subject to the approval of the Company’s sole stockholder.  On March 8, 2010, the Board of Directors of the Company’s indirect parent company, NMH Holdings, Inc. (“HoldCo”), also approved the form of indemnification agreement, subject to the approval of its sole stockholder.  The Company had previously entered into the same form of indemnification agreement with its other directors and with its executive officers. On March 8, 2010, the respective sole stockholders of the Company and HoldCo approved the form of indemnification agreement. A description of the form of indemnification agreement is contained in the Company’s Current Report on Form 8-K filed on December 10, 2008 (File No. 333-129179) and incorporated by reference herein.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Previous independent registered public accounting firm

On March 4, 2010, the Audit Committee of National Mentor Holdings, Inc. (the “Company”) approved and recommended to the Board of Directors for approval the dismissal of Ernst & Young LLP (“E&Y”) as its independent registered public accounting firm.

On March 8, 2010, the Board of Directors of the Company, on the recommendation of the Audit Committee, approved the dismissal of E&Y as its independent registered public accounting firm. The Board of Directors of the Company’s indirect parent company, NMH Holdings, Inc., also voted to dismiss E&Y. By letter dated March 9, 2010, the Audit Committee and the Company dismissed E&Y.

The reports of E&Y on the Company’s consolidated financial statements for the fiscal years ended September 30, 2009 and September 30, 2008 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s fiscal years ended September 30, 2009 and 2008 and through March 9, 2010, there have been no “disagreements” (as such term is described in Item 304(a)(1)(iv) of Regulation S-K) with E&Y on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports on the consolidated financial statements for such years.

During the two most recent fiscal years and through March 9, 2010, there have been no "reportable events" (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except that (i) as of September 30, 2009, management identified material weaknesses in the Company's internal control over financial reporting related to the accuracy of its revenue and accounts receivable balances and relating to its revenue recognition and revenue reserves for unauthorized sales and (ii) as of September 30, 2008 management identified a material weakness, related to fixed asset balances, that was corrected as of September 30, 2009. See Item 4T in the Company's quarterly report on Form 10-Q for the quarterly period ended June 30, 2009, Item 9A(T) in the Company's annual report on Form 10-K for the fiscal year ended September 30, 2009 and Item 4T in the Company's quarterly report on Form 10-Q for the quarterly period ended December 31, 2009 for additional discussion of these material weaknesses.

The Company has authorized E&Y to respond fully to the inquiries of the successor accountant concerning the subject matter of the material weaknesses described above.

The Company has provided E&Y a copy of the foregoing disclosures and has requested that E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.

(b) New independent registered public accounting firm

On March 4, 2010, the Audit Committee of the Company approved the dismissal of Ernst & Young LLP (“E&Y”) as its independent registered public accounting firm.

Effective March 8, 2010, the Board of Directors of the Company, on the recommendation of the Audit Committee, approved the appointment of Deloitte & Touche LLP (“D&T”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010, and on March 9, 2010, D&T accepted the engagement. The Board of Directors of the Company’s indirect parent, NMH Holdings, Inc., also appointed D&T.

During the Company’s fiscal years ended September 30, 2009 and 2008 and through March 9, 2010, the Company has not consulted D&T regarding (1) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a “disagreement” (as such term is described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” with E&Y (as such term is described in Item 604(a)(1)(v) of Regulation S-K).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 8, 2010, the respective sole stockholders of the Company and HoldCo approved the form of indemnification agreement for Guy Sansone.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement	Incorporated by reference to Exhibit 10.1 of National Mentor Holdings, Inc. Form 8-K filed on December 10, 2008 (File No. 333-129179)

16.1	Letter from Ernst & Young LLP, dated March 18, 2010	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL MENTOR HOLDINGS, INC.

Date: March 18, 2010	/s/ Denis M. Holler
Name: Denis M. Holler Title: Executive Vice President, Chief Financial Officer and Treasurer

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